Exhibit 99.1

[SMARTPROS LOGO]

                                                           FOR IMMEDIATE RELEASE

                SMARTPROS ANNOUNCES CHANGES TO BOARD OF DIRECTORS

        JOHN F. GAMBA, CHAIRMAN OF THE BOARD, RETIRES AND ALLEN S. GREENE
                             NAMED AS NEW CHAIRMAN

                COMPANY ALSO APPOINTS JOHN J. GORMAN TO THE BOARD

HAWTHORNE, N.Y. - (PRIMEZONE) - DECEMBER 20, 2005 - SmartPros Ltd. (AMEX:PED), a leader in the field of accredited professional education and corporate training, today announced that its Chairman John F. Gamba will retire from its Board of Directors effective December 31, 2005. Allen S. Greene, SmartPros' current Chief Executive Officer and Vice Chairman, has been elected by the Board to succeed Mr. Gamba.

"I have been privileged to be SmartPros' Chairman for the past five years as the Company has grown to become one of the leaders in the field of accredited professional education. However, having just celebrated my 67th birthday, I felt the time was right to retire after 45 years of corporate life and devote attention to my family and to volunteer activities," stated Gamba. "Considering the Company's proven and skilled management team, its financial strength and its dynamic, ethical and moral company culture, I am proud to pass the Chairmanship on to Allen, a gifted and experienced executive who I am confident will lead SmartPros to its next level of profitability and industry prominence."

"On behalf of the Board, I'd like to express our profound gratitude to John Gamba for his inspirational leadership and for the strategic contributions he has made to SmartPros. We are the company we are today due largely to his thoughtful direction and capable guidance," noted Greene.

The Company also announced that, effective January 1, 2006, John J. Gorman will join the Board to fill the vacancy resulting from Mr. Gamba's retirement. Mr. Gorman has also been appointed to the Audit and Compensation Committees. Current independent Board member Joshua Weinreich will assume Chairmanship of the Compensation Committee.

Mr. Gorman is a partner in the Washington, DC law firm Luse Gorman Pomerenk & Schick and has been actively involved in representing financial institutions and their holding companies for more than 20 years. He specializes in mergers and acquisitions, corporate and securities law, executive compensation, corporate governance and general bank regulatory matters. His clients include national and regional investment banking firms. Mr. Gorman is a frequent speaker on securities law and corporate governance issues, and he has authored numerous articles on matters affecting financial institutions that have appeared in THE AMERICAN BANKER, SNL THRIFT INVESTOR and COMMUNITY BANKER. Mr. Gorman is a faculty member of the National Association of Corporate Directors (NACD), and served as a Commissioner on the 2004 NACD Blue Ribbon Commission on Board Leadership. Prior to entering into private practice, Mr. Gorman was Special Counsel to the Chief Counsel, Corporation Finance Division, Securities and Exchange Commission.

"We are very pleased to welcome John Gorman to our Board. He brings vast experience and knowledge in areas of key interest to SmartPros, including mergers and acquisitions, securities law and corporate governance, and will undoubtedly play a meaningful role in helping to build the future of our Company," concluded Greene.

ABOUT SMARTPROS LTD.
Founded 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education. Its products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not-for-profit accounting, engineering, and ethics and compliance. SmartPros' customers include over half of Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM and video. Our subscription libraries feature hundreds of course titles and 1,000+ hours of accredited

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education.  SmartPros' proprietary  Professional Education Center (PEC) Learning
Management System (LMS) offers enterprise distribution and administration of education content and information. In addition, SmartPros produces a popular news and information portal for accounting and finance professionals that
services   300,000+  visitors  and  100,000+   subscribers  per  month.   Visit:
WWW.SMARTPROS.COM.

SAFE HARBOR STATEMENT
THIS RELEASE MAY CONTAIN OR IDENTIFY FORWARD LOOKING STATEMENTS. THESE STATEMENTS ARE BASED ON ASSUMPTIONS AND ESTIMATES, WHICH ARE INHERENTLY SUBJECT TO UNCERTAINTY AND CONTINGENCIES THAT ARE BEYOND OUR CONTROL AND ARE BASED ON FUTURE BUSINESS DECISIONS THAT MAY CHANGE.

FOR MORE INFORMATION, PLEASE CONTACT:

SMARTPROS LTD.                         ELITE FINANCIAL COMMUNICATIONS GROUP, LLC
Shane Gillispie                        Dodi Handy
VP Marketing Services & eCommerce      CEO and President
253-863-8280                           407-585-1080
email at shanegillispie@smartpros.com  email at ped@efcg.net
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